Exhibit 99.1






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                                                FOR IMMEDIATE RELEASE
                                                SEPTEMBER 21, 2004
                                                FOR ADDITIONAL INFORMATION
                                                CONTACT:  RANDY J SIZEMORE
                                                          SR VICE PRESIDENT, CFO
                                                             (260) 358-4680



                         NORTHEAST INDIANA BANCORP, INC.
                              ANNOUNCES COMPLETION
                           OF STOCK REPURCHASE PROGRAM

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc. (NEIB), the parent company of First Federal Savings Bank, has announced that the Corporation completed the stock repurchase program opened in March 2004. NEIB repurchased 74,446 common shares at an average price of $21.90. NEIB now has approximately 1,425,000 common shares outstanding.

The book value of NEIB's stock was $18.07 per common share as of June 30, 2004. The last reported trade of the Company's stock at the close of business on September 20, 2004 was $21.28.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The Company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches located in Huntington, Indiana. The Company is traded on The NASDAQ Stock Market under the symbol "NEIB".